EXHIBIT 10.2

Xerium Technologies, Inc. 14101 Capital Blvd, Suite 201 Youngsville, NC 27596

December 22, 2006

Apax WW Nominees Ltd.

15 Portland Place

W1B 1PT London

Apax-Xerium APIA LP

c/o Apax Europe IV GP Co Ltd

13-15 Victoria road, St. Peter Port

Guernsey, Channel Islands GY1 3ZD

Ladies and Gentlemen:

Xerium Technologies, Inc., a Delaware corporation (the “Company”) is contemplating establishing a dividend reinvestment plan in the coming weeks. Such a dividend reinvestment plan, as in effect from time to time, is referred to herein as the “Plan”. Each of you hereby agrees as follows:

(a) upon the establishment of the Plan, in accordance with and pursuant to the terms of the Plan, you will reinvest at a minimum the Calculated Portion (as defined below) (but shall be free to reinvest up to the full amount) of all of the cash dividends you receive on or prior to December 31, 2007 in respect of the common stock of the Company held by you (including shares first acquired after the date hereof);

(b) you will take all reasonable actions required under the Plan that are necessary or advisable to effect such reinvestment, and you hereby authorize the Company to give, on your behalf, any notices or other communications to the administrator of the Plan or others which are reasonably necessary or advisable to effect such reinvestment; and

(c) on or before December 31, 2007, you will not transfer any shares of common stock of the Company held by you unless, prior to the transfer, the transferee agrees in writing with the Company to be bound by the terms of this letter agreement with respect to the shares transferred.

The “Calculated Portion” means, in the case of a particular cash dividend declaration of the Company, the lesser of (i) such percentage that is the same for each of you and would cause the percentage of aggregate cash dividends (including those both with respect to shares covered by this instrument and shares not covered by this instrument) to be paid on the Company’s common stock with respect to a particular cash dividend declaration that are reinvested in the common stock of the Company through the Plan to be at least 50% and (ii) 100% of the cash dividends you receive.

The Company hereby confirms that any shares of common stock of the Company acquired by you in accordance with your agreement to reinvest dividends pursuant to the Plan shall constitute “Apax Registrable Shares” within the meaning of the Registration Rights Agreement dated as of May 19, 2005 among the Company and the parties listed on Schedule I attached thereto (the “Registration Rights Agreement”); provided, however, that any shares of common stock acquired under the Plan by any transferee of shares previously held by you as contemplated by clause (c) above shall not constitute “Registrable Shares” as contemplated by the Registration Rights Agreement.

Each of you agrees that you have received good and valuable consideration in exchange for your agreements set forth in this letter, which consideration includes the right to receive shares of common stock of the Company as contemplated by the Plan through the reinvestment of dividends, and understands that the Company will be relying on your agreements set forth in this letter. Accordingly, this letter sets forth a binding obligation among the parties hereto with respect to the matters set forth herein. This letter may be signed in counterparts, all of which shall constitute the same agreement, shall be governed by the domestic substantive laws of New York, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

If the foregoing is in accordance with your understanding, please countersign a copy of this letter in the space indicated below and return such countersigned copy to the Company, whereupon this letter will become a binding agreement among the parties.

Very truly yours,

Xerium Technologies, Inc.

By:	/s/ Thomas Gutierrez
A Duly Authorized Signatory

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The foregoing is hereby

agreed to and accepted:

Apax WW Nominees Ltd.

By:	/s/ Adrian Beecroft
Adrian Beecroft
Director

By:	/s/ Peter Englander
Peter Englander
Director

Apax-Xerium APIA LP

By:	/s/ Shelley Harley
Shelley Harley
Permanent Alternate Director to Connie Helyar
Apax Europe IV GP Co Ltd
In its capacity as General Partner of
Apax-Xerium APIA LP